EXHIBIT 5
                                                                       ---------


[BARNES & THORNBURG LETTERHEAD OMITTED]


BARNES & THORNBURG
                                                        11 South Meridian Street
                                        Indianapolis, Indiana  46204-3535 U.S.A.
                                                                  (317) 236-1313
                                                              Fax (317) 231-7433
                                                                   www.btlaw.com


                                                               November 18, 2002



City Savings Financial Corporation
2000 Franklin Street
Michigan City, Indiana  46360-4599

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of City Savings Financial Corporation (the "Corporation"), relating to the offer and sale of 55,545 shares of the Common Stock, without par value, of the Corporation under the City Savings Financial Corporation Stock Option Plan approved by the Corporation's Board of Directors on July 10, 2002 (the "Plan"). In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

     Based upon such examination, we are of the opinion that when the Common Stock has been purchased and the purchase price therefor has been paid as contemplated by the Plan and as described in the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which the Common Stock is to be sold pursuant to the exercise of stock options granted under the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/  Barnes & Thornburg

                                            BARNES & THORNBURG